UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: June 24, 2011
COMPRESSCO PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35195	94-3450907
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)
101 Park Avenue, Suite 1200
Oklahoma City, Oklahoma 73102
(Address of principal executive office) (Zip Code)
(405) 677-0221
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
Credit Agreement
     On June 24, 2011, Compressco Partners, L.P. (the “Partnership”) entered into a new $20.0 million revolving credit facility agreement with JPMorgan Chase Bank, N.A. The borrowers under the revolving credit facility are the Partnership, Compressco Partners Operating, LLC and Compressco Partners Sub, Inc., each a wholly owned subsidiary of the Partnership. The revolving credit facility includes borrowing capacity available for letters of credit (at a sublimit of $5.0 million) and a $20.0 million uncommitted expansion feature, less $3.0 million that the Partnership is required to set aside as a reserve that cannot be borrowed. The revolving credit facility will be used to fund working capital needs and letters of credit and for general partnership purposes, including capital expenditures and potential future expansions or acquisitions. So long as the Partnership is not in default, the revolving credit facility could also be used to fund quarterly distributions at the option of the board of directors of the Partnership’s general partner, although the Partnership currently does not intend to borrow in order to make quarterly distributions. Borrowings under the revolving credit facility are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of all representations and warranties. The Partnership paid an arrangement fee of $100,000 in connection with the Partnership entering into the revolving line of credit. The maturity date of the revolving line of credit is June 24, 2015.
     All obligations under the revolving credit facility are unconditionally guaranteed by all of the Partnership’s existing and future, direct and indirect, domestic subsidiaries. All obligations under the revolving credit facility and the guarantees of those obligations are secured, subject to certain exceptions, by a first lien security interest in substantially all of the Partnership and the Partnership’s existing and future, direct and indirect, domestic subsidiaries’ assets (excluding real property) and all of the capital stock of the Partnership’s existing and future, direct and indirect, domestic subsidiaries (limited, in the case of foreign subsidiaries, to 65% of the capital stock of first tier foreign subsidiaries).
     Borrowings under the Partnership’s revolving credit facility bear interest at a rate per annum equal to, at the Partnership’s option, either (a) LIBOR (adjusted to reflect any required bank reserves) for an interest period equal to one, two, three or six months (as selected by us) plus a margin of 2.25% per annum or (b) a base rate determined by reference to the highest of (1) the prime rate of interest announced from time to time by JPMorgan Chase Bank, N.A. or (2) LIBOR (adjusted to reflect any required bank reserves) for a one-month interest period on such day plus 2.50% per annum. In addition to paying interest on outstanding principal under the Partnership’s revolving credit facility, the Partnership is required to pay a commitment fee, in respect of the unutilized commitments thereunder, of 0.425% per annum, paid quarterly in arrears. The Partnership is also required to pay customary collateral monitoring fees and letter of credit fees, including, without limitation, a letter of credit fee equal to the applicable margin on revolving credit LIBOR loans and fronting fees.
     At any time, the Partnership may voluntarily reduce the unutilized portion of the revolving commitment amount. In addition, at any time, the Partnership may prepay, in whole or in part, outstanding amounts under our revolving credit facility without premium or penalty, other than customary “breakage” costs with respect to Eurodollar rate loans. The revolving credit facility contains a mandatory prepayment feature which requires a prepayment of amounts outstanding under the revolving credit facility (without a concurrent reduction of the revolving credit facility commitment): (i) upon a sale or transfer of the Partnership’s assets (excluding inventory sold in the ordinary course of business and subject to exceptions, including reinvestment of proceeds); (ii) upon the receipt of proceeds from the issuance of any indebtedness (other than indebtedness permitted by the revolving credit facility agreement); (iii) when there is an availability shortfall under the revolving credit facility; and (iv) upon receipt of property or casualty insurance proceeds or condemnation awards (unless applied to replace lost or condemned assets).
     The revolving credit facility requires the Partnership to maintain a minimum interest coverage ratio (ratio of earnings before interest and taxes to interest) of 2.5 to 1.0 as of the last day of any fiscal quarter, calculated on a trailing four quarter basis, whenever availability is less than $5 million. In addition, the revolving credit facility includes negative covenants that will, subject to significant exceptions, limit the Partnership’s ability and the ability of certain of the Partnership’s subsidiaries to, among other things:
•	Incur additional debt or issue guarantees;

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•	incur or permit certain liens to exist;

•	make negative pledges;

•	pay dividends or make other distributions;

•	make certain loans, investments, acquisitions or other restricted payments;

•	modify certain material agreements;

•	dispose of assets outside the ordinary course of business, including the issuance and sale of capital stock of our subsidiaries;

•	enter into sale-leaseback transactions;

•	enter into swap agreements;

•	engage in certain types of transactions with affiliates;

•	merge, consolidate or transfer all or substantially all of our assets; and

•	prepay certain indebtedness.
     The revolving credit facility contains certain customary representations and warranties, affirmative covenants and events of default, including among other things, payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under the Employee Retirement Income Security Act of 1974, or ERISA, material judgments, actual or asserted failure of any guaranty or security document supporting the revolving credit facility to be in force and effect, and change of control. If an event of default occurs, the Partnership’s lenders would be entitled to take various actions, including the acceleration of amounts due under the revolving credit facility and all actions permitted to be taken by secured creditors.
     The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.
Item 2.03 Creation of a Direct Financial Obligation
All of the information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
10.1	Credit Agreement, dated June 24, 2011, by and among Compressco Partners, L.P., Compressco Partners Operating, LLC and Compressco Partners Sub, Inc., as the borrowers, the Partnership’s existing and future domestic subsidiaries as loan guarantors, and JP Morgan Chase Bank, N.A., as the lender.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPRESSCO PARTNERS, L.P.

	By:	COMPRESSCO PARTNERS GP INC., its general partner

Dated: June 30, 2011	By:	/s/ Ronald J. Foster Name: Ronald J. Foster
Title: President

EXHIBIT INDEX
10.1	Credit Agreement, dated June 24, 2011, by and among Compressco Partners, L.P., Compressco Partners Operating, LLC and Compressco Partners Sub, Inc., as the borrowers, the Partnership’s existing and future domestic subsidiaries, as loan guarantors, and JP Morgan Chase Bank, N.A., as the lender.